Exhibit 16.1

January 26, 2005



U. S. Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Gentlemen:

On January 26, 2005, this Firm received a draft copy of a Form 8-K to be filed by Basic Empire Corporation (SEC File #0-49608, CIK #1166389) (Company) reporting an Item 4.01 - Changes in Registrant's Certifying Public Accountant.

We have no  disagreements  with the statements  made in the draft Form 8-K, Item
4.01 disclosures which we read.

Yours truly,

/s/ S. W. Hatfield, CPA
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S. W. Hatfield, CPA
Dallas, Texas